Exhibit 5.2

King & Spalding LLP 1185 Sixth Avenue New York, NY 10036 Tel: +1 212 556 2101 www.kslaw.com

October 30, 2025

Veru Inc. 2916 N. Miami Avenue, Suite 1000 Miami, Florida 33127

Ladies and Gentlemen,

We have acted as special counsel to Veru Inc., a Wisconsin corporation (the “Corporation”), in connection with the offering of (i) 1,400,000 shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) and (ii) pre-funded warrants to purchase up to 7,000,000 shares of Common Stock (the “Pre-Funded Warrants”) (iii) Series A Warrants to purchase up to 8,400,000 shares of Common Stock (the “Series A Warrants”) and (iv) Series B Warrants to purchase up to 8,400,000 shares of Common Stock (the “Series B Warrants” together with the Pre-Funded Warrants and the Series A Warrants, the “Warrants,” and together with the Common Stock, the “Securities”) by the Corporation pursuant to the Underwriting Agreement, dated October 30, 2025 (the “Underwriting Agreement”) between the Corporation and Canaccord Genuity LLC as representative of the several underwriters party thereto.

The Securities are being offered and sold pursuant to the Registration Statement on Form S-3, File No. 333-270606, filed by the Corporation on March 16, 2023 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the SEC on April 11, 2023 (as amended, the “Registration Statement”) which Registration Statement was declared effective by the SEC on April 14, 2023.

We have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below including (i) the resolutions of the Board of Directors of the Corporation with respect to the issuance and sale of the Securities, (ii) the Registration Statement, including the exhibits thereto, (iii) the Underwriting Agreement and (iv) the forms of Warrants. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Corporation.

Veru Inc.

October 30, 2025

We have also assumed that the execution and delivery of, and performance by the Corporation pursuant to, the Warrants (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Corporation.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that the issuance and sale of the Warrants covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Corporation, and such Warrants will be valid and binding obligations of the Corporation when such Warrants shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor, in accordance with the Underwriting Agreement.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We consent to the filing of this opinion with the SEC as Exhibit 5.2 to the Corporation’s Current Report on Form 8-K and to its incorporation into the Registration Statement. We also consent to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP